UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2020

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

000-14710	Delaware	52-2154066
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Powell Street, Suite 310, Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0075 per share	XOMA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 10, 2020, XOMA Corporation, a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with B. Riley Securities, Inc., as representative of the several underwriters named therein (the “Underwriters”), to issue and sell an aggregate of 880,000 shares (the “Firm Shares”) of the Company’s 8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share and liquidation preference of $25.00 per share (the “Series A Preferred Stock”), in a public offering (the “Offering”) at a price to the public of $25.00 per share. The Company also granted the Underwriters an option (the “Option”) to purchase up to 104,000 additional shares of Series A Preferred Stock (together with the Firm Shares, the “Shares”) during the 30 days following the date of the Underwriting Agreement.

The Offering was made pursuant to the prospectus supplement dated December 10, 2020 and the accompanying prospectus dated April 5, 2018, filed with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-223493).

The net proceeds from the Offering, after deducting the underwriting discounts and commissions, but before expenses and a structuring fee, are expected to be approximately $20.9 million, or approximately $23.4 million, if the Underwriters exercise the Option in full. The Offering of the Firm Shares is expected to close on December 15, 2020.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion as to the legality of the Shares is included as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.03.	Material Modifications to Rights of Security Holders.

On December 11, 2020, the Company filed the Certificate of Designation (the “Certificate of Designation”) for the Series A Preferred Stock with the Secretary of State of the State of Delaware, which became effective upon acceptance for record. The Certificate of Designation designated a total of 984,000 shares of preferred stock as Series A Preferred Stock.

As set forth in the Certificate of Designation, the Series A Preferred Stock, as to dividend rights and rights upon the liquidation, dissolution or winding-up of the Company, will rank (i) senior to all classes or series of the Company’s common stock and to all other equity securities issued by the Company expressly designated as ranking junior to the Series A Preferred Stock; (ii) senior with respect to the payment of dividends and on parity with respect to the distribution of assets upon our liquidation, dissolution or winding up with our Series X Preferred Stock and on parity with any future class or series of the Company’s equity securities expressly designated as ranking on parity with the Series A Preferred Stock; (iii) junior to all equity securities issued by the Company with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Company, none of which exists on the date hereof; and (iv) effectively junior to all of the Company’s existing and future indebtedness (including indebtedness convertible into the Company’s common stock or preferred stock, if any) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) the Company’s existing or future subsidiaries. Holders of Series A Preferred Stock, when and as authorized by the Company’s Board of Directors, are entitled to cumulative cash dividends at the rate of 8.625% of the $25.00 liquidation preference per year (equivalent to $2.15625 per share per year). Dividends will be payable quarterly in arrears, on or about the 15th of January, April, July and October, beginning on or about April 15, 2021. The Company, at its option, may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash, as follows: (i) on and after December 15, 2021 but prior to December 15, 2022, at a redemption price of $26.00 per share, (ii) on and after December 15, 2022 but prior to December 15, 2023, at a redemption price of $25.75 per share, (iii) on and after December 15, 2023 but prior to December 15, 2024, at a redemption price of $25.50 per share, (iv) after December 15, 2024 but prior to December 15, 2025, at a redemption price of $25.25 per share, in each case, plus any accrued and unpaid dividends. On and after December 15, 2025, the shares of Series A Preferred Stock will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to $25.00 per share, plus any accrued and unpaid dividends. Furthermore, upon a change of control or delisting event (each as defined in the Certificate of Designation), the Company will have a special option to redeem the Series A Preferred Stock at $25.00 per share, plus any accrued and unpaid dividends.

This description of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Designation, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information relating to the Certificate of Designation set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 7.01.	Regulation FD Disclosure.

On December 10, 2020, the Company posted an investor presentation to its website (the “Investor Presentation”). A copy of these slides is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing. This Current Report on Form 8-K should not be deemed an admission as to the materiality of any information in the Investor Presentation that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 10, 2020, by and between the Company and B. Riley Securities, Inc., as representative of the several underwriters named therein.

3.1	Certificate of Designation designating the 8.625% Series A Cumulative Perpetual Preferred Stock of XOMA Corporation.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP to the filing of Exhibit 5.1 herewith (included in Exhibit 5.1).

99.1	Investor Presentation dated December 10, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: December 11, 2020	/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer